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                [LETTERHEAD OF FENWICK & WEST LLP APPEARS HERE]


                                                                    EXHIBIT 5.01
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                                October 8, 1997

ONSALE, Inc.
1861 Landings Drive
Mountain View, CA  94043


Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-1 (File Number 333-37171) (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on or about October 3, 1997, and as subsequently amended on October 8, 1997, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 2,645,000 shares of your Common Stock (the "Stock"), up to 1,880,000 of which will be issued and sold by the Company, up to 655,000 of which are presently issued and outstanding and will be sold by certain selling stockholders (the "Selling Stockholders"), and up to 110,000 of which (a) are presently subject to outstanding options that will be exercised by certain of the Selling Stockholders and (b) will be sold by certain of the Selling Stockholders.

     In rendering this opinion, we have examined the following:

     (1) your registration statement on Form S-1 (File Number 333-18459) filed with and declared effective by the Commission on April 17, 1997 together with the Exhibits filed as a part thereof;

     (2) your registration statement on Form 8-A (File Number 000-21945) filed with the Commission on March 11, 1997, together with the order of effectiveness issued by the Commission therefor on April 17, 1997;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof;

     (4)  the Prospectuses prepared in connection with the Registration
          Statement;

     (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, ONSALE, Inc., a California corporation ("ONSALE California"), that are in our possession;

     (6) the stock records for both you and ONSALE California that you have provided to us (consisting of a list of stockholders issued by your transfer agent, The First National Bank of Boston, as of September 30, 1997, and a list of warrant and
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ONSALE, Inc.
October 8, 1997
Page 2

          option holders respecting your capital stock that was prepared by you and dated September 30, 1997);

     (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;

     (8) the Restricted Stock Purchase Agreements under which certain of the Selling Stockholders acquired the Stock to be sold by them as described in the Registration Statement;

     (9) the Option Exercise Agreements under which certain of the Selling Stockholders acquired or will acquire the Stock to be sold by them as described in the Registration Statement, together with the related 1995 Equity Incentive Plan (the "Plan") and prospectuses for such options; and

     (10) the Custody Agreement, Transmittal Letter and Powers of Attorney signed by the Selling Stockholders in connection with the sale of Stock described in the Registration Statement.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe
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that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that up to 655,000 currently outstanding shares of Stock to be sold by certain of the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable, that the up to 110,000 shares of Stock to be sold by certain of the Selling Stockholders following exercise of currently outstanding options, when exercised in accordance with the applicable stock option exercise agreements, Plan and prospectuses, will be validly issued, fully paid and nonassessable and that the up to 1,880,000 shares of Stock to be issued and sold by you, when issued and sold in accordance in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.
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ONSALE, Inc.
October 8, 1997
Page 3


     This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                                   /s/ Laird H. Simons III
                              By:  ___________________________
                                       Laird H. Simons III